                                                                    EXHIBIT 99.2

        NEWS BULLETIN FROM                      32605 W. Twelve Mile Rd.
         [COVANSYS LOGO]                        Suite 250
                                                Farmington Hills, MI  48334
                                                NASDAQ:  CVNS



        FOR FURTHER INFORMATION

        AT THE COMPANY:                           AT FRB|WEBER SHANDWICK: EMAIL ADDRESS:
Gail Lutey              Mike Duffey      George Zagoudis-General Info gzagoudis@webershandwick.com
Investor Relations      EVP & CFO        Lisa Fortuna--Analysts        lfortuna@webershandwick.com
(248) 848-2217          (248) 848-2298   (312) 266-7800
glutey@covansys.com

FOR IMMEDIATE RELEASE ON
WEDNESDAY, OCTOBER 9, 2002



                COVANSYS INCREASES SHARE REPURCHASE AUTHORIZATION


FARMINGTON HILLS, MI., OCTOBER 9, 2002 - Covansys Corporation (NASDAQ: CVNS), a worldwide provider of information technology services, announced today that its Board of Directors has authorized the repurchase of up to two million shares of its Common Stock in addition to the amount previously authorized. By its action, the increase in authorization will permit the Corporation to purchase an additional 3,741,100 shares. The Company noted that it would not repurchase any shares until after the financial results for the quarter ended September 30, 2002 are released to the public on October 24, 2002.

The Common Stock may be repurchased by the Company from time to time in open market or privately negotiated transactions. The extent to which the Company repurchases its shares and the timing of such purchases will depend upon market conditions and other corporate considerations.

The Company also announced that a special committee of independent directors of the Board of Directors had recently discussed with an existing shareholder the possible acquisition of all of the Company's outstanding stock at a price exceeding the current market price. These discussions have been terminated.


ABOUT COVANSYS

Covansys Corporation, (NASDAQ: CVNS), is a global consulting and technology services company specializing in integration services, industry-specific solutions and strategic outsourcing through a unique onsite, off-site, offshore delivery model that helps clients achieve rapid deployment, world-class quality and reduced costs. Founded in 1985, Covansys has successfully delivered an array of innovative and cost-effective business and technical solutions to leaders in the private and public sector. With one of the largest offshore capabilities of any technology services provider based in the United States, Covansys has achieved the SEI's CMM(R) Level 5 quality ratings at its offshore development centers in India.


SAFE HARBOR STATEMENT

With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include the failure to recruit and retain IT professionals, risks related to merger, acquisition and strategic investment strategy, variability of operating results, government regulation of immigration, potential cost overruns on fixed-price projects, exposure to regulatory, political and economic conditions in India and Asia, competition in the IT services industry, the short-term nature and termination provisions of contracts, economic conditions unique to clients in specific industries and limited protection of intellectual property rights. These and other factors are described in the Company's filings with the U.S. Securities and Exchange Commission.


                        FOR MORE INFORMATION ON COVANSYS,
                 VISIT THE COMPANY'S WEBSITE AT WWW.COVANSYS.COM